UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: August 7, 2007
(Date of earliest event reported)
OCULUS INNOVATIVE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1129 N. McDowell Blvd. Petaluma, California	94954

(Address of principal executive offices)	(Zip Code)
(707) 782-0792
(Registrant’s telephone number,

including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Oculus Innovative Sciences, inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on From 8-K filed with the Securities and Exchange Commission on August 13, 2007 (the “Form 8-K”) to correct certain information set forth in Item 3.02 and, by incorporation by reference, Item 1.01, by amending and restating the disclosure set forth therein. This Amendment No. 1 also adds certain related information set forth in Items 2.04 and 3.02 below.
Item 1.01. Entry into a Material Definitive Agreement.
The information set forth under Item 3.02 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.
Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
On August 13, 2007, Oculus Innovative Sciences, Inc. (the “Company”) completed a private placement of its securities. As a result of the closing of the private placement, the Company became obligated to promptly repay outstanding amounts under its loan agreement with Robert Burlingame, one of the Company’s directors. The Company intends to pay the principal amount of $4 million and all interest accrued thereon by the end of August, 2007.
Item 3.02 Unregistered Sales of Equity Securities.
On August 13, 2007, the Company completed a private placement of 1,262,500 shares of the Company’s common stock (“Common Stock”) to certain accredited investors at a price of $8.00 per share pursuant to the terms of a Securities Purchase Agreement, dated August 7, 2007 (the “Purchase Agreement”). In addition, the investors received warrants to purchase an aggregate of 416,622 additional shares of Common Stock (the “Warrants”) at an exercise price of $9.50 per share, subject to adjustment in certain circumstances. The Warrants are exercisable 181 days after August 13, 2007, and have a term of five years. Gross proceeds from the private placement were approximately $10 million. Pursuant to the terms of a Registration Rights Agreement, dated August 7, 2007 (the “Registration Rights Agreement”), the Company agreed to register for resale the common stock issued in the private placement as well as the common stock underlying the warrants.
The securities issued in the private placement were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder. The securities offered have not been registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold in the United States (or to a U.S. person) except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities. The Company is also obligated to issue a warrant to purchase 88,375 shares of the Company’s Common Stock to its placement agent in connection with the private placement. The warrants will have the same terms, including exercise price and registration rights, as the warrants issued in the private placement.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1 Securities Purchase Agreement, dated as of August 7, 2007.*
10.2 Registration Rights Agreement, dated as of August 7, 2007.*
10.3 Form of Common Stock Purchase Warrant.*
99.1 Press release dated August 8, 2007.*

*Incorporated by reference from our Current Report on Form 8-K filed on August 13, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: August 17 , 2007

OCULUS INNOVATIVE SCIENCES, INC.
By:	/s/ James Schutz
James Schutz
Vice President Corporate Development, Secretary and General Counsel (title)